August 18, 2017
Dear Shareholder:
Attached is a Proxy Statement that contains an important proposal ("Proposal") with respect to the Davis Financial Fund (the "Fund"), a series of Davis Series, Inc.
As a shareholder in the Fund as of August 16, 2017, you are entitled to vote on the Proposal.
The Board of Directors of the Fund (the "Board") as well as management of Davis Selected Advisers, L.P., recommend that you vote "FOR" the Proposal. A summary of the Board's considerations in approving the Proposal, as well as other important information, is provided in the Proxy Statement. Please read the Proxy Statement and consider it carefully before casting your voting instruction.
We appreciate your participation and prompt response in this matter and thank you for your continued support.
Sincerely,

Thomas Gayner
Chairman
Davis Funds

Notice of Special Meeting of Shareholders
of the Davis Financial Fund
Scheduled for October 18, 2017
Dear Shareholder:
NOTICE IS HEREBY GIVEN that a special meeting ("Meeting") of shareholders of the Davis Financial Fund (the "Fund"), a series of Davis Series, Inc., is scheduled for October 18, 2017, at 8:00 a.m. Mountain time, at the offices of Davis Selected Advisers, L.P. at 3601 E. Britannia, Tucson, Arizona 85706. You are cordially invited to attend the Meeting.
The Meeting is being held to act on the following proposal ("Proposal") with respect to the Fund, as further described in the enclosed Proxy Statement:
1.	To change the classification of the Fund from a "diversified" company to a "non-diversified" company.
2.	To transact such other business that may properly come before the Meeting, including any adjournment(s) or postponement(s) thereof, in the discretion of the proxies or their substitutes.
Shareholders of record at the close of business on August 16, 2017 ("Record Date"), are entitled to notice of, and to vote at, the Meeting, including any adjournment(s) or postponement(s) thereof.
Please read the enclosed Proxy Statement carefully for information about the Proposal to be considered at the Meeting.
Whether or not you plan to attend the Meeting, please vote by mail, telephone or Internet. You may vote by mail by completing, signing and returning the enclosed voting instruction. If you vote by mail, your voting instruction must be received at the address shown on the enclosed postage paid envelope to be counted. We encourage you to vote telephonically by calling the toll free number that appears on your proxy card(s) or via the Internet by logging onto www.proxyvote.com and following the online instructions. Whether voting by mail, telephone or Internet, voting instructions must be received by 11:59 p.m. Eastern time on October 17, 2017, to be counted.
The Board of Directors of the Fund unanimously recommends that you vote "FOR" the Proposal.
Please respond — your vote is important.
By Order of the Board of Directors,

Ryan Charles
Secretary
Davis Funds

Proxy Statement

Table of Contents

Proxy Statement: Meeting of Shareholders	4
Proposal 1: Change In Diversification Policy	7
General Information	9
Appendix 1: Outstanding Shares	10
Appendix 2: Shareholders Owning Over 5% Of Any Class	11

PROXY STATEMENT

DAVIS SERIES, INC.
DAVIS FINANCIAL FUND

August 18, 2017

Toll-Free: 1‑800‑279‑0279
2949 E. Elvira Rd. Suite 101
Tucson, AZ 85756

MEETING OF SHAREHOLDERS

To be Held on October 18, 2017, at 8:00 a.m. Mountain time.

Who is asking for my vote?
The Board of Directors (the "Board" or the "Directors") of Davis Series, Inc. (a series including Davis Financial Fund) is sending this Proxy Statement, the attached Notice of Shareholder Meeting and the enclosed Proxy Ballot on or about August 21, 2017, to you and all other Davis Financial Fund (hereafter the "Fund") shareholders. This Proxy Statement is furnished in connection with the solicitation of proxies by the Board to be voted at a meeting of shareholders of the Fund (the "Shareholder Meeting") and any adjournment(s) or postponement(s) thereof.
The words "you" and "your" are used in this Proxy Statement to refer to the person or entity who owns the shares and who accordingly has voting rights in connection with the shares.
What is the Proposal and who can vote on the Proposal?
The Proposal to be considered is whether to change the Fund from being classified as a diversified investment company to being classified as a non-diversified investment company.
Why did you send me this booklet?
This booklet is a Proxy Statement. It provides you with information you should review before voting on the matter listed above. You are receiving these proxy materials—a booklet that includes the Proxy Statement and one Proxy Ballot—because you have the right to vote on this important Proposal concerning your investment in the Fund.
Davis Funds may utilize alternative means for delivering proxy materials. All materials including this Proxy Statement are available free of charge on the Internet. Please visit www.davisfunds.com. The material shall remain available at this website through the conclusion of the Shareholder Meeting.
Who is eligible to vote?
Shareholders who owned shares of the Fund at the close of business on August 16, 2017 ("Record Date"), are eligible to vote. Appendix 1 includes a table that lists the outstanding shares, by share class, as of the Record Date. A Shareholder is entitled to one vote for each dollar of net asset value of the Fund owned on the Record Date.
To the best of Davis Funds' knowledge, as of the Record Date, no person or "group" (as the term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder and exemptions granted therefrom, both as amended from time to time (the "Exchange Act")) owned beneficially more than 5% of any class of shares of the Fund, except as listed in Appendix 2. To the best of Davis Funds' knowledge, as of the Record Date, the officers and Directors of the Davis Funds beneficially owned, as a group, 8.4% of Class A shares of the Fund and less than 1% of each other share class.

How many votes may a shareholder cast?
A Shareholder is entitled to one vote for each dollar of net asset value of the Fund owned on the Record Date.
How do I vote?
You may vote your shares via the Internet or by telephone, mail or attending the Shareholder Meeting in person. To vote via the Internet (24 hours a day) or by telephone (24 hours a day), please visit the website or call the number on your proxy card(s) and follow the instructions. When voting via the Internet or by telephone you will be required to enter the identifying numbers that appear on your proxy card(s).
You can vote by mail by completing, signing and dating the enclosed proxy card(s) and mailing it in the enclosed postage paid envelope. Proxy cards that are signed and dated, but not completed will be voted "FOR" the Proposal.
If you need assistance, or have any questions regarding the Proposal or how to vote your shares, please call Davis Funds' Investor Services at 1‑800‑279‑0279.
You can help reduce shareholder costs by voting promptly. Your vote is important, regardless of the number of shares you own. Please read the enclosed material and vote your shares.
The persons named in the accompanying proxy will vote as directed by the proxy, but in the absence of voting directions in any proxy that is signed and returned, they intend to vote "FOR" the Proposal and may vote in their discretion with respect to other matters not now known to the Board that may be presented at the Shareholder Meeting.
Shares of the Davis Funds are also sold directly to the trustees of certain Qualified Plans. A trustee for a Qualified Plan that includes Davis Funds as an investment option is, in most cases, the legal shareholder of the Fund and, as such, has sole voting power with respect to the shares, but in some cases will pass through any voting rights to Plan Participants who have an interest in the Fund. Where a trustee for a Qualified Plan passes through voting rights to Plan Participants and any Plan Participants fail to give instructions as to how to vote their shares, the trustee may use proportional voting and vote those shares in proportion to the instructions given by other Plan Participants who voted. The effect of proportional voting is that if a large number of Plan Participants fail to give voting instructions, a small number of Plan Participants may determine the outcome of the vote.
Qualified Plans, and in some cases their participants, are permitted to give instructions to the Fund and the number of shares for which instructions may be given for purposes of voting at the Shareholder Meeting, and any adjournment or postponement thereof, will be determined as of the Record Date. In connection with the solicitation of such instructions from Qualified Plans or their participants, it is expected that the respective trustees will furnish a copy of this Proxy Statement to the Qualified Plan and its participants, as applicable.
If a shareholder wishes to participate in the Shareholder Meeting, he or she may submit the proxy card originally sent with the Proxy Statement or attend the Shareholder Meeting in person. All persons entitled to direct the voting of shares, whether they are trustees, Qualified Plans or Plan Participants are described as shareholders for purposes of this Proxy Statement. Shareholders can vote by completing, signing and returning the enclosed proxy card promptly in the enclosed envelope, through telephone touch-tone voting, via Internet voting or by attending the Shareholder Meeting in person and voting. To vote by telephone or Internet, follow the voting instructions outlined on your proxy card. These options require shareholders to input a control number, which is located on your proxy card. After entering this number, shareholders will be prompted to provide their voting instructions on the Proposal. Shareholders will have the opportunity to review their voting instructions and make any necessary changes before submitting their voting instructions and terminating their telephone call or Internet link. Shareholders who vote on the Internet, in addition to confirming their voting instructions prior to submission, may also request an e-mail confirming their instructions. Joint owners must each sign the proxy card.
If a shareholder wishes to participate in the Shareholder Meeting, but does not wish to give a proxy by telephone or Internet, the shareholder may still submit by mail the proxy card sent with the Proxy Statement or attend the Shareholder Meeting in person.

When and where will the Shareholder Meeting be held?
The Shareholder Meeting will be held at 3601 E. Britannia Dr., Tucson, Arizona 85706, on October 18, 2017, at 8:00 a.m., Mountain time, and, if the Shareholder Meeting is adjourned or postponed, at any adjournment or postponement of that Meeting. Photographic identification will be required for admission to the Shareholder Meeting. If you expect to attend the Shareholder Meeting in person, please notify Davis Funds by calling 1‑800‑279‑0279.
Can I revoke my proxy after I vote it?
A shareholder may revoke the accompanying proxy at any time prior to its use by filing with Davis Funds a written revocation or duly executed Proxy Ballot bearing a later date. In addition, any shareholder who attends the Shareholder Meeting in person may vote by ballot at the Shareholder Meeting, thereby canceling any proxy previously given.
Who pays for this proxy solicitation?
The Board of Davis Funds have determined that the expenses associated with obtaining shareholder approval, including printing and mailing of the Proxy Statement, vote tabulation, legal fees and solicitation of proxies, are appropriate expenses of the Fund. Broadridge is not affiliated with Davis Funds or Davis Selected Advisers, L.P. (the "Adviser" or "Davis Advisors") and has been hired by the Fund to mail and solicit proxies from brokers, banks, other institutional holders and individual shareholders. Davis Funds estimate the cost of the proxy solicitation for the Fund to be about $150,600.
The Fund expects that the solicitation will be primarily by mail, but may also include telephone, facsimile, electronic or other means of communication. If the Fund does not receive your proxy by a certain time you may receive a telephone call from the proxy soliciting agent asking you to vote. The Fund does not reimburse Directors and officers of the Fund, or regular employees and agents of Davis Advisors involved in the solicitation of proxies.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on October 18, 2017.
The Proxy Statement is available on the Internet at www.davisfunds.com. Copies of Davis Financial Fund's Annual Report for the fiscal year ended December 31, 2016, and Davis Financial Fund's Semi-Annual Report were previously mailed to shareholders and are available upon request, without charge, by writing to: Davis Funds, 2949 E. Elvira Rd. Suite 101, Tucson, Arizona 85756, Attention: Literature Fulfillment, or by calling 1‑800‑279‑0279. This Proxy Statement should be read in conjunction with the Annual and Semi-Annual Reports.
How does the Board recommend that I vote?
The Board recommends that shareholders vote "FOR" the Proposal described in this Proxy Statement.

PROPOSAL 1
 CHANGE IN DIVERSIFICATION POLICY
What is the Proposal?
The Board, including all those members who are not "interested persons" (as defined in the Investment Company Act of 1940 (the "1940 Act")), has unanimously approved, and recommends that shareholders of the Fund approve, changing the classification of the Fund from a "diversified" fund to a "non-diversified" fund, as such terms are defined in the 1940 Act.
Section 13(a)(1) of the 1940 Act provides that shareholder approval is required for a fund to change its classification from diversified to non-diversified. If shareholders approve the Proposal, the Fund would become classified as "non-diversified" under the 1940 Act and, in this connection, its fundamental investment restriction concerning diversification, set forth below, would be eliminated. Generally, a fund that is non-diversified may invest a higher percentage of its assets in a smaller number of companies and in any one issuer, and may have more risks than a diversified fund, as described below.
Current Fundamental Restriction	Proposed Fundamental Restriction
▪ Diversification. The Fund may not make any investment that is inconsistent with its classification as a diversified investment company under the 1940 Act.
Further Explanation of Diversification Policy. To remain classified as a diversified investment company under the 1940 Act, the Fund must conform with the following: With respect to 75% of its total assets, a diversified investment company may not invest more than 5% of its total assets, determined at market or other fair value at the time of purchase, in the securities of any one issuer, or invest in more than 10% of the outstanding voting securities of any one issuer, determined at the time of purchase. These limitations do not apply to investments in securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities.

▪ Non-Diversification. The Fund is not required to diversify its investments.
Further Explanation of Non-Diversification Policy. The Fund is classified as non-diversified under the 1940 Act. The Fund intends to remain classified as a regulated investment company under the Internal Revenue Code. This requires the Fund to conform to the following: at the end of each quarter of the taxable year, at least 50% of the value of the Fund's total assets must be represented by: cash and cash items, U.S. government securities, securities of other regulated investment companies and "other securities." For this purpose, "other securities" does not include investments in the securities of any one issuer representing more than 5% of the value of the Fund's total assets or more than 10% of the issuer's outstanding voting securities.

As a general matter, the Board believes that changing the Fund from a diversified fund to a non-diversified fund may give the Investment Manager more flexibility in implementing the Fund's investment strategy. The change will allow the Investment Manager to focus the Fund's investments in fewer securities that it believes may assist the Fund in pursuing its investment objective; although the Investment Manager's investment choices represent its subjective determinations and it may not accurately assess the investment prospects of a particular security.
Risks. Shareholder approval of the Proposal would enable the Fund to operate as a non-diversified fund, which means that the Fund would not be limited by the 1940 Act in the proportion of its assets that may be invested in the obligations of a single issuer. As a result, the Fund may hold a smaller number of issuers than if it were diversified. Investing in a non-diversified fund could involve more risk than investing in a fund that holds a broader range of securities because the Fund's net asset value may be more vulnerable to changes in the market value of a single issuer or group of issuers and may be relatively more susceptible to adverse effects from any single corporate, industry, economic, market, political or regulatory occurrence.
The Board believes that the increased investment flexibility may provide opportunities, however, to enhance the Fund's performance over longer periods of time, although investing a larger percentage of the Fund's assets in any one issuer could increase the Fund's risk of loss and its share price volatility, because the value of their shares would be more susceptible to adverse events affecting that issuer. If the Fund takes a larger position in an issuer that subsequently has an adverse return, the Fund may have a greater loss than it would have had if they had more diversified investments. The Investment Manager would use this increased investment flexibility for the Fund to take larger positions in the securities of a single issuer when it believes the investment opportunity may justify the risks involved.
If shareholders approve this Proposal, the Fund may operate as a non-diversified fund depending on the investment opportunities available to the Fund at that point in time. The flexibility to take larger positions in the securities of a single issuer may not be used immediately upon shareholder approval, and may be implemented over time depending on market conditions. The Investment Manager intends to operate the Fund as non-diversified when it believes it would be in shareholders' best interests to do so. If the Investment Manager does not operate the Fund as non-diversified within three years of shareholder approval, 1940 Act rules will require the Fund to again seek shareholder approval to reserve the freedom to operate as non-diversified. If the Fund's shareholders approve this Proposal, its current fundamental investment restriction concerning diversification set forth above, nevertheless would be eliminated.
The Fund's current intention, however, is to continue to qualify as a regulated investment company under the Internal Revenue Code (the "Code") and subject to its diversification rules. These rules provide that, to maintain favorable tax treatment, the Fund must invest at least 50% of its total assets so that no more than 5% of the total assets are invested in the securities of any single issuer, and so that it holds no more than 10% of the outstanding voting securities of any single issuer. With respect to the remaining 50% of its total assets, the Fund is limited to investing a maximum of 25% in the securities of a single issuer. These limits apply only as of the end of each quarter of the Fund's fiscal year, so the Fund may actually have a higher concentration in an issuer during periods between the ends of their fiscal quarters. Like the 1940 Act limits, the Code limits do not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, or repurchase agreements collateralized by any of such obligations.
What is the required vote?
Fifty percent (50%) of all outstanding shares of the Fund must be represented in person or by proxy at the Shareholder Meeting to constitute a quorum. In order for the Proposal to pass, the lesser of either sixty-seven percent (67%) of the voted shares must be in favor or fifty percent (50%) of the outstanding shares must be in favor of the Proposal.
If a quorum is not present at the Shareholder Meeting, the persons named as proxies may propose one or more adjournments of the Shareholder Meeting to permit further solicitation of proxies. Any adjournment will require the affirmative vote of a majority of those shares represented at the Shareholder Meeting in person or by proxy. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of any Proposal that has not been adopted, will vote against any adjournments those proxies required to be voted against any Proposal that has not been adopted, and will not vote any proxies that direct them to abstain from voting on such Proposals.
The Fund expects that, before the Shareholder Meeting, broker-dealer firms holding shares of the Fund in "street name" for their customers will request voting instructions from their customers and beneficial owners. If these instructions are not received by the date specified in the broker-dealer firms' proxy solicitation materials, the Fund understands that the broker-dealers that are members of the New York Stock Exchange may vote on the items to be considered at the Shareholder Meeting on behalf of their customers and beneficial owners under the rules of the New York Stock Exchange. Certain broker-dealers may exercise discretion over shares held in their name for which no instructions are received by voting these shares in the same proportion as they vote shares for which they received instructions.
If a shareholder abstains from voting as to any matter, or if a broker returns a "non-vote" proxy, indicating a lack of authority to vote on a matter, then the shares represented by such abstention or non-vote will be considered to be present at the Shareholder Meeting for purposes of determining the existence of a quorum and will have the effect of a vote "AGAINST" the Proposal.

GENERAL INFORMATION
What happens to my proxy once I vote it?
The Board has named Ryan Charles and Sharra Haynes as proxies for the Fund. If you follow the instructions when you vote, your proxies will vote your shares as you have directed. If you submit your Proxy Ballot but do not vote on any Proposal, your proxies will vote on each Proposal as recommended by the Board.
There are multiple shareholders sharing the same address. Why did we only receive one document?
In order to reduce the cost of the proxy, Davis Funds has decided to utilize householding. This means that only one Proxy Statement or Notice of Internet Availability of Proxy Materials, as applicable, is being delivered to multiple security holders sharing an address unless Davis Funds has received contrary instructions from one or more of the security holders.
If you have received only one copy of any of these documents and you would like to receive a separate copy or if you currently received multiple copies and would like to only receive one copy in the future, please contact Davis Funds by either calling 1‑800‑279‑0279 or writing Investor Services at 2949 E. Elvira Rd. Suite 101, Tucson, Arizona 85756.
What if a Proposal that is not in the Proxy Statement comes up at the Shareholder Meeting?
If any other matter is properly presented, your proxies will vote in accordance with their best judgment. At the time this Proxy Statement was printed, the Board knew of no matter that needed to be acted on at the Shareholder Meeting other than the Proposal discussed in this Proxy Statement.
I want to attend the Shareholder Meeting and vote in person. How do I do this?
The Shareholder Meeting will be held at 3601 E. Britannia, Tucson, AZ 85706. If you attend the Shareholder Meeting and wish to vote in person, you will be given a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a letter from the nominee indicating that you are the beneficial owner of the shares on the Record Date and authorizing you to vote. If you expect to attend the Shareholder Meeting in person, please notify Davis Funds by calling 1‑800‑279‑0279.
Section 16(a) Beneficial Ownership Reporting Compliance.
Section 16(a) of the Securities Exchange Act of 1934, as amended, and Section 30(h) of the 1940 Act, as applied to the Fund, require the Fund's officers, Directors, Adviser, affiliates of the investment adviser and persons who beneficially own more than 10% of a registered class of the Fund's outstanding securities ("Reporting Persons"), to file reports of ownership of the Fund's securities and changes in such ownership with the SEC. Such persons are required by the U.S. Securities and Exchange Commission (the "SEC") regulations to furnish the Fund with copies of all such filings.
Based solely on its review of the copies of such forms received by it and written representations from certain Reporting Persons, the Fund believes that during the fiscal year ended 2016, its Reporting Persons complied with all applicable filing requirements.
Please vote by returning your Proxy Ballot in the enclosed postage-paid envelope.

Ryan Charles
Secretary
Davis Funds

APPENDIX 1
 Outstanding Shares

	Class A Shares	Class B Shares	Class C Shares	Class Y Shares
Davis Financial Fund	11,835,081.765	38,240.058	3,958,318.724	9,564,369.723

APPENDIX 2
 Shareholders Owning Over 5% of Any Class

Class of Shares	Name and Address of Shareholders Owning more than 5% of Fund	Percent of Class Outstanding
Davis Financial Fund Class A Shares	Charles Schwab and Co. Inc. San Francisco, CA	9.26%
	First Clearing LLC St. Louis, MO	9.00%
	Pershing LLC Jersey City, NJ	7.48%
	Merrill Lynch Pierce Fenner & Smith Jacksonville, FL	6.73%
	Morgan Stanley & Co. Jersey City, NJ	6.27%
	C. Davis New York, NY	5.77%
Davis Financial Fund Class B Shares	Merrill Lynch Pierce Fenner & Smith Jacksonville, FL	21.38%
	Pershing LLC Jersey City, NJ	17.30%
	RBC Capital Markets Corp. Minneapolis, MN	13.06%
	UMB Bank Brooklyn, NY	5.89%
	SEI Private Trust Co. Oaks, PA	5.32%
Davis Financial Fund Class C Shares	Merrill Lynch Pierce Fenner & Smith Jacksonville, FL	21.30%
	Morgan Stanley & Co. Jersey City, NJ	18.44%
	First Clearing LLC St. Louis, MO	13.78%
	UBS WM USA Weehawken, NJ	8.48%
	Pershing LLC Jersey City, NJ	7.64%
	Raymond James St. Petersburg, FL	6.47%
Davis Financial Fund Class Y Shares	Merrill Lynch Pierce Fenner & Smith Jacksonville, FL	23.99%
	UBS WM USA Weehawken, NJ	16.41%
	First Clearing LLC St. Louis, MO	9.13%
	Morgan Stanley & Co. Jersey City, NJ	8.77%
	Pershing LLC Jersey City, NJ	5.90%
	LPL Financial San Diego, CA	5.18%
	Davis Selected Advisers, L.P. Tucson, AZ	5.13%

PROXY TABULATOR
P.O. BOX 9112
FARMINGDALE, NY 11735

To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to website **www.proxyvote.com**
3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.
2) Call **1-800-690-6903**
3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate box on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E31477-S61239

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

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Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com.

E31478-S61239

DAVIS SERIES, INC.

DAVIS FINANCIAL FUND

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS ON OCTOBER 18, 2017

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN. THE MATTERS WE ARE SUBMITTING FOR YOUR CONSIDERATION ARE SIGNIFICANT TO THE FUNDS AND TO YOU AS A FUND SHAREHOLDER. PLEASE TAKE THE TIME TO READ THE PROXY STATEMENT AND CAST YOUR VOTE USING ANY OF THE THREE METHODS DESCRIBED ON THE REVERSE SIDE.

PLEASE EXECUTE THE ENCLOSED PROXY CARD PROMPTLY AND RETURN IT IN THE PRE-ADDRESSED, POSTAGE-PAID ENCLOSED ENVELOPE.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

V.2